SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 8, 2003

(Date of earliest event reported)

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27488 (Commission File Number)	94-3136539 (IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California (Address of principal executive offices)		94304 (Zip Code)

Registrant’s telephone number, including area code: (650) 855-0555

Item 5.	Other Events.

On September 8, 2003, Incyte Corporation (“Incyte”) announced that it had entered into a collaborative licensing agreement with Pharmasset, Ltd. (“Pharmasset”) to develop and commercialize the antiretroviral drug Reverset™, also known as RVT, D-D4FC or DPC-817, which is currently in Phase IIa clinical development for the treatment of human immunodeficiency virus (HIV) infections under an approved US FDA Investigational New Drug (IND) application. Incyte will pay Pharmasset an upfront payment as well as performance milestone payments and future royalties on net sales in exchange for exclusive rights in the U.S., Europe and certain other markets to develop, manufacture and market the drug. Pharmasset will retain marketing and commercialization rights in certain territories, including South America, Mexico, Africa, the Middle East, Korea and China.

A joint press release was issued by Incyte and Pharmasset on September 8, 2003, announcing the collaborative licensing agreement. The joint press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press release issued by Incyte Corporation and Pharmasset, Ltd. dated September 8, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2003.

INCYTE CORPORATION

By:	/s/ LEE BENDEKGEY

Lee Bendekgey Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Incyte Corporation and Pharmasset, Ltd. dated September 8, 2003